UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/30/2011

Waccamaw Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33046

North Carolina	52-2329563
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

110 North J.K. Powell Boulevard, Whiteville, North Carolina 28472
(Address of principal executive offices, including zip code)

(910) 641-0044
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 30, 2011, the Nasdaq Hearings Panel notified Waccamaw Bankshares, Inc. (the "Company"), that it has determined to grant the Company's request to remain listed on The Nasdaq Stock Market, subject to the following conditions:

(1) On or before November 18, 2011, the Company must provide the Hearings Panel with a complete and detailed update on its progress toward compliance and outstanding regulatory, banking, and other issues to be resolved or steps to be completed before it can file its delinquent filings with the Securities and Exchange Commission ("SEC"). The Company may be delisted from The Nasdaq Stock Market if the Company faces significant impediments to compliance at that time.

(2) On or before December 5, 2011, the Company must file all of its SEC periodic reports that are delinquent as of that date, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011, and any required restatements.

The Company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq Stock Market. If the Company is unable to do so, its securities may be delisted from Nasdaq.

The Company appeared before the Nasdaq Hearings Panel on August 4, 2011, for the purpose of appealing the determination of the Nasdaq Listing Qualifications Department that the Company's securities should be delisted from The Nasdaq Stock Market. The Company is subject to delisting because it has not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, or its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, and June 30, 2011, with the SEC. On August 4, 2011, the Hearings Panel granted the Company's request to remain listed on Nasdaq, subject to the condition that the Company file all of its delinquent filings with the SEC on or before September 27, 2011. On September 26, 2011, the Company notified the Panel that it would be unable to meet the September 27 exception deadline. On September 27, 2011, the Company provided additional information in support of a request that the Panel extend the exception period until December 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waccamaw Bankshares, Inc.

Date: October 04, 2011	By:	/s/ David A. Godwin
David A. Godwin
Senior Vice President and Chief Financial Officer